Filed pursuant to Rule 424(b)(3)
                                               File No. 333-06123



SUPPLEMENT NO. 16 TO PROSPECTUS DATED MARCH 15, 1996

        (AS SUPPLEMENTED MARCH 15, 1996)


                    PACCAR Financial Corp.

                 Medium-Term Notes, Series H

         Due from 9 months to 10 years from date of issue

 Interest payable each March 15 and September 15 and at maturity



                                                    INTEREST RATE
RANGE OF MATURITIES                                    PER ANNUM
-------------------                                 --------------

From 20 months to 29 months..............................6.15%

More than 29 months to 38 months.........................6.29%

More than 38 months to 47 months.........................6.42%

More than 47 months to 56 months.........................6.52%


Dated:  January 7, 1997


Form of Note (check one):   Book Entry    [X]

                            Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.